EXHIBIT 10.9

Patent Application Right Transfer Agreement

This Patent Application Right Transfer Agreement (hereinafter referred to as the “Agreement”) is entered into on August 1, 2005 between the following two parties:

Transferee: Acorn Information Technology (Shanghai) Co., Ltd. (“Party A”)

Domicile: 888 Yishan Road, Room 1206 Xinyin Plaza, Shanghai

Legal Representative: Yang Dongjie

Contact Person: Lin Man

Tel: 021-54644600

Fax: 021-54500703

Transferor: Tianjin BABAKA Technology Development Co., Ltd. (“Party B”)

Legal Representative: Chen Yuhua

Contact Person: Su Wei

Tel: 022-23031132

Fax: 022-23031131

Party B owns the invention of a posture correction belt, and Party A desires to acquire the patent application right in connection therewith. Party A and Party B, adhering to the principle of free will and mutual benefit, and after a full exchange of views and desires relating to the patent application right hereof on equal basis, have arrived at the following Agreement, as a true expression of their intentions and for compliance by both of them.

Article 1

The patent application of the posture correction belt

a)	is an application of a utility model;

b)	the inventor is Zhang Min

c)	The patent applicant is Tianjin BABAKA Technology Development Co., Ltd.;

d)	The date of application is October 15, 2004;

e)	The patent application number is 200420118736.0.

Article 2

Before entering into this Agreement, Party B has only used the invention to produce a small quantity of the posture correction belts for a trial production, and has not licensed the invention to any other party for exploitation.

Article 3

Within seven business days after this Agreement comes into effect, Party B shall provide to Party A all the materials relating to the patent application, including but not limited to the following:

a)	the whole set of application materials submitted by Party B to the State Intellectual Property Bureau;

b)	all the technical materials regarding the patent, including technical background information material, the feasibility study report, the technical evaluation report, technical standards and specifications, etc.;

c)	the authorization letter and other communications between Party B and the patent agency, etc.

Article 4

After this Agreement comes into effect, Party A shall ensure the performance of the original technology transfer contract. The rights and obligations of Party B under the original technology transfer contract shall be assumed by Party A after the effective date of this Agreement.

Article 5

Party B warrants that its rights under the patent application do not infringe upon the lawful beneficiary rights of any third party. In the event of any third party’s allegation of being infringed by Party A, Party B shall

a)	assume all the costs of litigation incurred or sustained by Party A;

b)	be liable for all the legal consequences resulting from such allegation;

c)	indemnify Party A for all of its economic losses.

Article 6

After friendly negotiations held in the spirit of equality and mutual benefit, Party B hereby transfers to Party A gratuitously the rights under the patent application of this utility model, while retaining the right to produce products which using the patent technology in question.

Article 7

After the Agreement enters into effect, Party A shall have the right to improve on the utility model in question, and all substantial or creative technological developments resulting therefrom shall be owned by Party A. If Party B improves on the utility model in question and creates new technology, Party B shall give Party A priority when transferring such technology.

Article 8

The Parties agree that within thirty days after the execution of the Agreement, Party A shall at its own cost complete the registration in connection with the transfer of the patent application right.

Article 9

After the Agreement becomes effective, Party B shall not in any way exploit the patent technology in question, nor shall it license it to any third party in any form.

Article 10

No matter whether the patent application is finally approved, Party B (including the inventor and Party B’s employees) shall be obligated to keep the confidentiality of the utility model, and shall not disclose to any third party any materials or information relating to the patent technology in question, unless and until the utility model is duly made public.

Article 11

The Parties shall seek to resolve through negotiation their disputes arising from the performance of this Agreement. If negotiation fails, either Party shall have the right to bring the dispute before a competent People’s Court.

Article 12

This Agreement shall have three original counterparts, with one for each of the Parties, and one for the examination and approval authority. All the counterparts are of the same validity and legal effect.

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(This is the signature page, which does not contain any part of the text of this Agreement)

Party A: Acorn Information Technology (Shanghai) Co., Ltd. (seal)

Legal Representative: (seal)

Party B: Tianjin BABAKA Technology Development Co., Ltd. (seal)

Legal Representative: Gao Peng (seal)